Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2011, relating to the consolidated financial statements of Monarch Community Bancorp, Inc. and Subsidiaries, as of December 31, 2010, which appear in the December 31, 2010 Annual Report on Form 10-K of Monarch Community Bancorp, Inc.
/s/ Plante & Moran, PLLC
Auburn Hills, Michigan
March 31, 2011

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